SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 31, 2022

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02	Termination of a Material Definitive Agreement.

On November 4, 2022, Ionis Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that while fesomersen, an investigational antisense therapy that is being evaluated to reduce the production of Factor XI for the prevention of thrombosis, achieved its primary endpoint  in the Phase 2b RE-THINC ESRD study, the Company’s partner, Bayer AG (“Bayer”), is discontinuing the Bayer-led clinical development program for fesomersen and will return development and commercialization rights to fesomersen to the Company.

A copy of this press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The Company entered into a License Agreement with Bayer for the development and commercialization of fesomersen on May 1, 2015 (the “License Agreement”), as amended on February 10, 2017 (“Amendment #1”) (collectively, the “Agreement”). Under the terms of the Agreement, the Company granted Bayer an exclusive license, with the right to grant certain sublicenses, to research, develop, manufacture and commercialize fesomersen worldwide. The Agreement will terminate effective January 29, 2023.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the terms of the License Agreement and Amendment #1, copies of each of which were filed as Exhibit 10.50 and 10.11, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: November 4, 2022	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel